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                                                                  Exhibit 12

                            COMPUTATION OF RATIOS

NET INCOME PER SHARE AVAILABLE TO = NET INCOME AVAILABLE TO
   COMMON SHAREHOLDERS                COMMON SHAREHOLDERS / AVERAGE
                                        COMMON SHARES OUTSTANDING

CASH DIVIDEND PER SHARE = DIVIDENDS PAID / AVERAGE SHARE
                                             OUTSTANDING

COMMON SHAREHOLDERS EQUITY PER SHARE = TOTAL SHAREHOLDERS' EQUITY
                                        LESS PREFERRED EQUITY /
                                         AVERAGE COMMON SHARES
                                              OUTSTANDING

RETURN ON AVERAGE ASSETS = NET INCOME / AVERAGE ASSETS

RETURN ON AVERAGE SHAREHOLDERS' EQUITY = NET INCOME / AVERAGE
                                                       EQUITY

NET INTEREST MARGIN = NET INTEREST INCOME / AVERAGE EARNING
                                                ASSETS

NON-INTEREST EXPENSE TO AVERAGE ASSETS = NON-INTEREST EXPENSE /
                                                   AVERAGE ASSETS

EFFICIENCY RATIO = TOTAL EXPENSES / (NET INTEREST INCOME PLUS
                                           NON-INTEREST INCOME)

AVERAGE LOANS TO DEPOSITS = AVERAGE NET LOAN / AVERAGE DEPOSITS
                                                 OUTSTANDING

DIVIDEND PAYOUT = DIVIDENDS PAID / NET INCOME

AVERAGE SHAREHOLDERS' EQUITY TO AVERAGE ASSETS = AVERAGE
                               SHAREHOLDERS' EQUITY / AVERAGE ASSETS

TIER I CAPITAL = SHAREHOLDERS' EQUITY - GOODWILL - SECURITIES
                                      MARK-TO-MARKET CAPITAL RESERVE

TOTAL CAPITAL = TIER 1 CAPITAL PLUS ALLOWANCE FOR LOAN LOSSES

LEVERAGE RATIO = TOTAL CAPITAL / TOTAL ASSETS

NET CHARGE-OFFS TO AVERAGE LOANS = (GROSS CHARGE-OFFS LESS
                                       RECOVERIES)/AVERAGE NET LOANS

NON-PERFORMING LOANS TO PERIOD END LOANS = (NONACCRUAL LOANS PLUS
                                      LOANS PAST DUE 90 DAYS OR
                                     GREATER)/(GROSS LOANS NET
                                    UNEARNED INTEREST)
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NON-PERFORMING ASSETS TO PERIOD END ASSETS = (NONACCRUAL LOANS
                                      PLUS LOANS PAST DUE 90
                                      DAYS OR GREATER PLUS OTHER
                                    REAL ESTATE)/TOTAL ASSETS

ALLOWANCE FOR LOAN LOSSES TO PERIOD END LOANS = LOAN LOSS
                                      RESERVE/(GROSS LOANS LESS
                                    UNEARNED INTEREST)

ALLOWANCE FOR LOAN LOSSES TO NON-PERFORMING LOANS = LOAN LOSS
                                      RESERVE / (NONACCRUAL
                                      LOANS PLUS LOANS PAST DUE
                                      90 DAYS OR GREATER)